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                               CONSENT


We consent to the incorporation by reference in the registration statement of EXX Inc on Form S-4 of our report dated March 2, 2000, on our audits of the consolidated financial statements of EXX INC as of December 31, 1999 and 1998 and for each of the three years ended December 31, 1999 which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts".



                               /s/ Rothstein, Kass & Company, P.C.


Roseland, New Jersey
April 27, 2000